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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 23, 2000


                            AMB PROPERTY CORPORATION
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             (Exact name of registrant as specified in its charter)


             Maryland                                 001-13545                              94-3281941
     -----------------------------            ----------------------------             ------------------
    (State or other jurisdiction of             (Commission File Number)           (I.R.S. Employer Identification
             Incorporation)                                                                    Number)
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             505 Montgomery Street, San Francisco, California 94111
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               (Address of principal executive offices) (Zip Code)

                                  415-394-9000
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              (Registrants' telephone number, including area code)

                                       n/a
                      ------------------------------------
          (former name or former address, if changed since last report)


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ITEM 5   OTHER EVENTS.

     On October 23, 2000, AMB Property, L.P., in which we are the sole general partner, priced $50 million aggregate principal amount of senior unsecured notes under the medium-term note program that it commenced on August 15, 2000. The notes, which mature on November 1, 2010 and bear interest at a rate of 8.00% per annum, were sold to Morgan Stanley Dean Witter, as principal, with a settlement date of October 26, 2000.

     On October 25, 2000, AMB Property, L.P., priced $25 million aggregate principal amount of senior unsecured notes under the medium-term note program that it commenced on August 15, 2000. These notes were issued in addition to and were combined with the $50 million aggregate principal amount of senior unsecured notes that AMB Property, L.P. priced on October 23, 2000, as described above. The additional $25 million aggregate principal amount of notes were sold to J.P. Morgan Securities Inc., as principal, with a settlement date of October
26, 2000 and have the same maturity date, interest rate and other terms as the initial $50 million aggregate principal amount of notes. We have guaranteed the full $75 million aggregate principal amount of senior unsecured notes.

     After deducting Morgan Stanley's and J.P. Morgan Securities Inc.'s .625% commission on the respective trades, AMB Property, L.P. received net proceeds of $49,687,500 and $24,843,750, from the $50 million aggregate principal amount of notes and the $25 million aggregate principal amount of notes, respectively. AMB
Property, L.P. intends to use these net proceeds for general corporate purposes, which may include the partial repayment of indebtedness, including amounts outstanding under its unsecured credit facility, and the acquisition or development of additional properties.

FORWARD LOOKING STATEMENTS

     Some of the information included in this report contains forward-looking statements, such as statements pertaining to the use of proceeds from the sale of the notes. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events.
The events or circumstances reflected in forward-looking statements might not occur. The forward-looking statements include statements regarding the intended use of the proceeds from the issuance of the notes. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately,"
"intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AMB Property Corporation
                                                 (Registrant)


Date:  November 1, 2000                   By: /s/ Tamra Browne
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                                              Tamra Browne
                                              Vice President and General Counsel

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